Exhibit 10.53
EXECUTION COPY
[***] — Indicates confidential information. Confidential treatment requested.
Portion omitted filed separately with the Securities and Exchange Commission.
Fee Letter
November 12, 2010
Global Cash Access, Inc.
3525 E. Post Road, Suite 120
Las Vegas, NV 89120
Attention: General Counsel
Ladies and Gentlemen:
Reference is made to the November 12, 2010, Contract Cash Solutions Agreement (“Agreement”) among Global Cash Access, Inc. (“Client”) and Wells Fargo Bank, N. A. (“Wells Fargo”). This letter agreement is the Fee Letter referred to in the Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.
Client agrees to pay to Wells Fargo the Fees calculated in accordance with the terms of Exhibits A and B to this Fee Letter, which exhibits are incorporated herein. The Fees may be changed pursuant to the terms of Section VII of the Agreement. Client agrees that its obligations under this Fee Letter will survive the consummation of the transactions described in the Agreement.
Please confirm your agreement with the Fees by signing and returning to us a copy of this Fee Letter, whereupon it shall constitute a binding agreement between us. Client agrees that this Fee Letter and its contents are subject to confidentiality provisions and will not be disclosed except as required by law or a final order of a court of competent jurisdiction; and provided that the disclosure of Fees shall be subject to the provisions of Section XIII.O of the Agreement.

Yours very truly, WELLS FARGO BANK, N. A.
By:	/s/ Olga Wisinicky
	Name:	Olga Wisinicky
	Title:	Vice President
Accepted and Agreed to on November 10, 2010:

GLOBAL CASH ACCESS, INC.
By:	/s/ Scott Betts
	Name:	Scott Betts
	Title:	President and CEO

EXHIBIT A
Fees
1.	Monthly Fee. Client shall pay a monthly fee as calculated in accordance with the following formula:
Monthly Fee = The sum of A x B x C
Where:
A = The Average Daily LIBOR Tranche Dollars Outstanding
B = (Daily Three Month LIBOR plus Wells Fargo LIBOR Margin)/360
C = The number of days in the calendar month
2.	Definitions. The following terms when used in this Exhibit A shall have the following meanings:
“Average Daily LIBOR Tranche Dollars Outstanding” during the calendar month means an amount equal to the average amount of Cash, at the end of each day during such calendar month, that has previously been provided by Wells Fargo to Client by way of delivery of the same to an Armored Carrier for the benefit of Client, but has not yet been reimbursed by way of credit to a Settlement Account in immediately available funds.
(a)	“Daily Three Month LIBOR” means, for each day, LIBOR then in effect for delivery for a three month period on such day or if such day is not a Business Day on the immediately preceding Business Day.
(b)	“LIBOR” means the rate per annum determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% — LIBOR Reserve Percentage
(1)
“Base LIBOR” means the rate per annum for United States dollar deposits quoted by Wells Fargo for the purpose of calculating the effective rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three month delivery of funds in amounts approximately equal to the Average Daily LIBOR Tranche Dollars Outstanding. Client understands and agrees that Wells Fargo may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Wells Fargo in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(2)
“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Wells Fargo for expected changes in such reserve percentage during the applicable term of the Agreement.

(c)	“Wells Fargo LIBOR Margin” means [***].
3.
Ancillary Services and Charges. Client shall also pay the customary charges and fees of Wells Fargo for the ancillary services set forth on Exhibit B to the Fee Letter, which Exhibit reflects the current charges on the date of this Agreement. Wells Fargo’s standard treasury and cash management agreements will apply to all ancillary services such as wire transfers, ACH services and the like.

EXHIBIT B
FEES FOR CONTRACT CASH SERVICES
1.	Cash Processing Fees:

Depository Services	Unit Price
Vault Deposit	$	[***]
Cash Vault Cash Order per request (touchtone/CEO), per vault	$	[***]
Cash Vault Currency Supplied per $1 supplied (bundle)	$	[***]
Cash Vault Currency Supplied per $1 supplied (non-standard)	$	[***]
Cash Vault Currency Supplied per $1 supplied (standard)	$	[***]
Expanded Network Currency Supplied per $1 supplied (non-standard)	$	[***]
Expanded Network Currency Supplied per $1 supplied (bundle)	$	[***]
Expanded Network Currency Supplied per $1 supplied (standard)	$	[***]
Cash Vault Currency Deposited per $1 deposited (standard)	$	[***]
Expanded Network Currency Deposited per $1 deposited (standard)	$	[***]
Cash Vault Deposit Adjustment per corrected deposit	$	[***]
Expanded Network Deposit Adjustment per corrected deposit	$	[***]
Cash Vault Monthly Base	$	[***]
Other account related charges will be based upon our prevailing commercial schedule of fees in effect from time to time.
2.	Reconcilement Fee:
You will pay us the fees and charges of the reconcilement in performing those services to us with regard to the ATM Cash Services. We shall pass such fees and charges through to you.

Reconcilement Services	Unit Price
ATM Contract Cash Balance/Location	$	[***]
Contract Cash Balance/Settlement	$	[***]